DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS

Registration No. 811-06324
FORM N-SAR
Annual Period Ended November 30, 2014

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.

SUB-ITEM 77D: Policies with respect to security investment

On November 18-20, 2014, the Board of Trustees (the ?Board?) of Delaware Group Global & International Funds (the ?Registrant?) voted to approve the Delaware Focus Global Growth Fund?s investment authority to invest in real estate investment trusts. This information is herein incorporated by reference to the supplement dated November 20, 2014 to the Registrant?s prospectus dated March 28, 2014, as filed with the Securities and Exchange Commission (SEC Accession No. 0001582816-14-000638).

SUB-ITEM 77I: Terms of new or amended securities

On August 20, 2014, the Board of Trustees (the ?Board?) of Delaware Group Global & International Funds (the ?Registrant?) unanimously voted and approved a proposal to liquidate and dissolve the Delaware Macquarie Global Infrastructure Fund. The liquidation and dissolution took effect on October 29, 2014. This information is herein incorporated by reference to the supplement dated August 21, 2014 to the Registrant?s prospectus dated March 28, 2014, as filed with the Securities and Exchange Commission (SEC Accession No. 0001137439-14-000304).

On August 19-21, 2014, the Board voted to approve the early conversion of the Delaware Emerging Markets Fund?s, Delaware Global Value Fund?s, and Delaware International Value Equity Fund?s Class B shares to Class A shares. In connection with this approval, the Board amended the terms of the Registrant?s Agreement and Declaration of Trust via Board resolution to permit the early conversion of Class B shares to Class A shares. The rights of Class A shares did not change.

Details related to the early conversion are incorporated herein by reference to the supplement dated August 22, 2014 to the Registrant?s registration statement dated March 28, 2014, as filed with the Securities and Exchange Commission (SEC Accession No. 0001137439-14-000321).

SUB-ITEM 77Q1: Exhibits

Exhibit Reference

77.Q.1(e) Amendment No. 2 to Exhibit A of the Investment Management Agreement (January 4, 2010) between Delaware Group Global & International Funds and Delaware Management Company, a series of Delaware Management Business Trust, dated October 29, 2014, attached as Exhibit.
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